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                                                                    EXHIBIT 21.1


                       List of subsidiaries of TMNG, Inc.



Name of Subsidiary                Jurisdiction of Incorporation
------------------                -----------------------------
TMNG.com                           Delaware
TMNG-Europe                        United Kingdom
TMNG-Canada                        Canada
TWG Marketing, Inc.                Maryland